                                                                    EXHIBIT 10.2



                                   AGREEMENT




                                    Between


MISTER JACQUES-CHARLES COLLET,  En Bons Voisin 1812 Rivaz




                                                              Below "Mr. Collet"




                                      And


OTWD ON TIME DIFFUSION S.A. having its head office 4, rue des Clochettes 1206 Geneva, Switzerland validly represented by Mister Patrick PLANCHE, president of council of administration.


                                                                    Below "OTWD"

                                 INTRODUCTION


Mr. Collet, inventor of a new process of brilliant reproduction using the technology of the passive luminescence, granted an exclusive licence to OTWD for the exploitation, the production and marketing this invention, object the Swiss patent No. CH 681713 in February, 1993,

Since the beginning of the 1993, OTWD made an analysis of the market on the international plan, on its potential and on its imperatives to implant the brilliant reproduction.

To arrive in the conditions of bases imposed by the laws of the current market, OTWD had to and still must, develop the ranges of products luminescent, improve, adapt and rationalize the brilliant reproduction and its manufacturing process.

The first developments of OTWD moreover required the deposit of a new French application for a patent No. 95 06721 giving birth to a new generation of reproduction luminescente, the precedent patent or application for a patent not covering in a way enough significant and sure the process and the product.

In seen one enormous investments at time and cash when to supplied OTWD for this first stage of technical development and when this last one still must supply for the second stage of marketing as crucial as risked, OTWD asked Mr. Collet in May on 1995 to transfer the property and the current and future rights on the patents, applications for a patent and others with regard to the manufacturing processes and the products luminescent.

Mr. Collet having understood the imperatives of this transfer, agreed to give up the property and every right relative to the Swiss patent, to the current applications for a patent and future and others with regard to the manufacturing processes and the products luminescent.

Being exposed to this, the parts agree of that follows :


1    DEFINITION
     ----------

It is heard by "reproduction luminescente, produces luminescent and process of manufacturing ensuing of Swiss patent No. CH 681713, of future application for a patent and / or only of the development of a knowledge not protected." every process and / or produces which could be realized with or without image, but in every case realized in the help of the technology of the passive luminescence.

Afterward the set of the protected current and future manufacturing processes or not by patents with or without image will be named "procede Lumi" and the set of the protected current and future products or not by patents with or without image will be named "produit Lumi".


2.   OBJECT OF THE CONTRACT
     ----------------------

The object of the present contract is the transfer of the property and of rights (notably of priorities) of patent and the demand of patent of Mr Collet in favour of OTWD carrying on every process Lumi and produced Lumi. Notably:

2.1  Transfer of the property and of rights of the Swiss patent No. CH 681713.

2.2 Transfer of the property and of the right relatives to all other delivered patents carrying on the processes Lumi and products Lumi.

2.3 Transfer of the property and of right of all abandoned applications for a patent or not carrying on processes Lumi and products Lumi.

2.4 Transfer of the property and of rights of all applications for a patent future carrying on processes Lumi and products Lumi.

3.   MR COLLET OBLIGATION
     --------------------


Mr. Collet commits himself to:

3.1. Give in to OTWD the property and right relative in patents, the past and future demand of patent such as described in the article 2 above.

3.2 Put back to OTWD every relative documents in patents and the demand of patent in his ownership.

3.3 Inform the authorities interested in the owner's change, in correspondence to object of the present contract and to that OTWD can resume the whole administrative follow-up of these documents.

3.4 Hold secret during the whole duration of the contract and beyond this one, every documents, and the confidential information knowledge of which it had within the framework of the present contract.

3.5 Not accept a mandate or another activity which would directly make competes in the activities and in the commercial structure of OTWD concerning the object of the present contract.

3.6 Pass on to OTWD every new idea of process Lumi and / or of product Lumi who could be developed and commercialized.

3.7 Respect the obligations stipulated in the present contract, in case of OTWD's transfer in a third or of resumption by a third of the property and of the right relatives in a present contract.

4    OTWD'S OBLIGATIONS


OTWD commits himself to:


4.1 Put quite in work to value in best the patent and / or the processes Lumi and the products Lumi.

4.2 Respect the commitments taken in the favours of Mr. Collet in the present contract, as for a long time as there will be an exploitable potential, same beyond the duration of patent covering processes Lumi and products Lumi.

4.3 To provide itself in raw material luminescentes exclusively beside the company, SOCOL S.A., rue du Lac 24, 1020 Renens Swiss, represented by Mister Aldo Del Vecchio and Mister Benoit Markwalder.

4.4 Inform Mr. Collet of every OTWD's transfer in a third or of resumption by a third of the property and of the right relatives in a present contract.

4.5 Make respect the taken commitments in favour of Mr. Collet in the present contract, in the case of an OTWD's transfer in a third or of resumption by a third of the property and of the right relatives in a present contract, as for a long time as there will be an exploitable potential of the processes Lumi and products Lumi, same beyond the duration of patent covering processes Lumi and products Lumi.

5.   COST FROM THERE TRANSFER

5.1 OTWD already pay to Mr Collet, the advances on following future fees, this according to the first signed agreements between the parts :

     -    15' 000.-- (fifteen thousand Swiss francs) on 23.03.1993
     -     2' 500.-- (two thousand five hundred Swiss francs) on 31.08.1993
     -    20' 000.-- (twenty thousand Swiss francs) on 05.11.1993

     This total of CHF 37'500. -- on future fees must be considered from signature of the present contract as the price paid by OTWD to Mr. Collet for the present transfer according to the article 2 above.

5.2 Besides of the sum above, OTWD will pay to Mr Collet the sum of CHF 22' 500.--. This sum will be released by the payment from several deposits and this from the beginning from the effective sale of the produLumi. The total amount must be settled for a period after the starting up of marketing effective of two years.

6.   FEES
---------

6.1.1 A charge will be due to Mr. Collet by OTWD on every product delivered and settled Lumi, produced according to the processes Lumi.

6.2 Mr Collet will receive a fees of 7% of OTWD on the cost price of manufacture of every product Lumi delivered and settled. This cost price does not include the price for all the other constituents forming the product finished Lumi ( cap, T-shirt, key ring, frame, packing and another one).

          To assure the success of marketing and by the same to adapt the situation to the case of sort, this rate of fees will be able to be modified according to produced, delivered and settled quantity and / or according to the markets in which the Lumifoto or other product according to a process having the same object will be commercialized.

          This new rate of fees will be fixed unanimously among Mr. Collet and OTWD. This rate of fees is fixed in respect for the general principles of the equity and of the good faith.

          This rate takes into account, on the one hand efforts spread by Mr. Collet for the focus of the first process Lumi, and on the other hand efforts spread by OTWD for the adaptation and the focus of new processes Lumi and new products Lumi, as risks bound to the realization of product finished Lumi and to their marketing.

6.3 The amount of the fees will be calculated on the basis of on account put back by OTWD to Mr. Collet according to art. 6.4 and 6.5 below.

6.4 OTWD will hold a book of account concerning the products Lumi delivered and settled.

6.5 OTWD will communicate to Mr. Colet a state of the accounts in the end of every quarter, is in the end of March, June, September and December.

          Mr. COLLET will be considered as accepting this accounts if he does not dispute it before the end of month following the deposit, by registered letter to OTWD.

6.6 The fees must be settled for every quarter by the end of the month according to the deposit of the accounts such as established under art. 6.4. And 6.5.

6.7 It will not be due any fees on the orders and the deliveries of samples to advertising purposes or to the occasion of the negotiation of orders.

          However, if the samples are sold, a fees will be due according to the article hen in the accounts according to art. 6.4 and 6.5.

7.   MUTUAL OBLIGATIONS

7.1       trie to develop other applications proceeded Lumi and other products
          Lumi.

7.2 All the improvements future brought in patents, in the other process Lumi or in the other product Lumi are exclusive OTWD's properties. The present contract also has for object the payment of a fees to Mr. Collet on the new products Lumi commercialized by ensuing.

     8.   TERM OF THE CONTRACT
          --------------------

8.1  The present contract has an effect retroactif on May 17, 1995 and it from
---
     signature of this agreement.

     The present contract has an effect retroactif on May 17, 1995, because the parts had already decided on this transfer in this date, but OTWD was not able to finalize this contract before this day for reasons of working excess load had to in the reorganization of its activity and of its structure.

8.2 The present contract will be maintain as long as the processes Lumi and the products Lumi will be exploitable and exploited successfully.




9.   MISCELLANEOUS
     -------------

9.1  The present contract cancels and replaces every previous signed contract
---
     between the two parts concerning processes Lumi and products Lumi.


9.2  Are a part integral of the present contract:

     -    The copy of the document of patent.

     -    The copy of the demand of patent.


10.  RIGHT APPLICABLE
     ----------------

     The present contract is subjected to the Swiss right.


11.  JURISDICTION
     ------------

     The jurisdiction place is Geneva - Switzerland.

12.  COMPETENT COURT
     ---------------

     Every dispute which could arise, as for the interpretation of the present contract, will be carried along the common Courts.

     So drawn up in Geneva in duplicate, the 26 January

     (Make preceded signature of date and of the handwritten mention: read and approved)


          JEAN-CHARLES COLLET               OTWD ON TIME DIFFUSION S.A.

                                            PATRIK PLANCHE

================================================================================

                                   AGREEMENT

================================================================================


                                    BETWEEN


LUMITECH S.A., a limited company (formerly, and prior to June 13, 1996, OTWD On
------------
Time Diffusion S.A.), having its head office at Avenue Cardinal Mermillod 36, 1227 Carouge (the "Company"), represented for the purposes of the present by its President, Patrick Planche, who has executed the following agreement on behalf of the Company.


                                      AND


MISTER JACQUES-CHARLES COLLET, having a principal residence at En Bons Voisin
-----------------------------
1812 RIVAZ ("Collet")

1-   INTRODUCTION:
     -------------

Subject to and upon the terms and conditions set forth in this Agreement, including the modifications and amendments set forth in this Agreement, the Assignment Agreement (as such term is defined in clause (d) below), hereby is ratified, approved and confirmed. The factual background to this Agreement is as follows:

- (a) Collet is the inventor of a process of brilliant reproductions using passive luminescence technology respecting (i) products that incorporate or otherwise are based upon such passive luminescence technology, and (ii) methods or processes of using such passive luminescence technology (such products and processes collectively, the "Initial Technology") and, on July 24, 1993, Collet filed an application for a patent with respect to the Initial Technology, registered under 681713 (the subject matter of Swiss Patent 681713 and any U.S. or foreign applications, continuations, divisionals, continuations-in-part of said applications and patents resulting therefrom and any reissues, reexaminations or extensions of said patents, and including the French Patent, as such term is defined below, collectively are referred to herein as the "Patent Rights").

- (b) Since the beginning of 1993 the Company has collaborated actively with Collet in the further development of the Initial Technology and the products and methods covered by one or more of the unexpired claims falling within the Patent Rights, including without limitation the development of different manufacturing processes, techniques, methods, information and data, including improvements, which pertain to the manufacture, use, sale or other exploitation of the same.

- (c) A new application for a patent respecting Initial Technologie, the Patent Rights, and additional claims was filed in France on June 7, 1995, identifieing Collet as a co-inventor and the Company as owner, registered under figure 2.735.247 (the "French Patent").

- (d) Pursuant to an oral agreement between the Company and Collet dated May 17, 1995, and subsequent written agreement dated January 26, 1996 (such agreements collectively, the "Assignment Agreement"), Collet assigned the Patent Rights to the Company, including all of his rights and interest in and to said Patent Rights.

- (e) Subsequent to the 1996 Assignment Agreement, the Company initiated the recording or filing of patent applications respecting the Patent Rights in 24 countries.

- (f) On August 13, 1998, the Company was involved in a reverse merger with a United States corporation incorporated in the State of Nevada, resulting in, among other things, the Company becoming a wholly-owned subsidiary of said Nevada corporation which, effective on the date of such merger changed its name to Advanced Lumitech, Inc. ("ADLU"), and the former shareholders of the Company became the holders of eight percent (80%) of the capital stock of ADLU.

- (g) ADLU currently has authorized 100,000,000 shares of common stock, par value $001 per share; and as of December 31, 1998, there were 25,000,000 shares issued and outstanding, and ADLU was committed to issue, 2 667 602 shares of ADLU common stock.


     2.   MODIFICATION AND AMENDMENT OF PAYMENT PROVSIONS AND DURATION

The provisions of the Assignment Agreement respecting payment and duration set forth in Articles 5, 6 and 8, are hereby cancelled in their entirety.

     3.   CONFIRMATION OF ASSIGNMENT.

Collet hereby assigns and transfers, or hereby confirms the prior assignment and transfer, to the Company of all of his rights of property, title and interest in and to the Patent Rights, such assignment and transfer to include, without limitation, an assignment and transfer of Collet's property rights and interests in and to the following patents and patent applications:

     -    Swiss               Recording N"CH 681713
     -    France              Recording N"2.735.247
     -    United States       Recording N"PCT 1B 96 /00556
     -    Canada              Recording N"2,225,495
     -    Mexico              Recording N"9709720
     -    Brazil              Recording N"P1 9608576-2
     -    Europe              Recording N"on 9691 4363-5 in the fourteen
                              Main countries, enclosing Switzerland.
     -    Poland              Recording N"P-323818
     -    Turkey              Recording N"PCT 1B 96 /00556
     -    Russia              Recording N"98100249
     -    China               Recording N"96195595-3
     -    Hong-Kong           Recording N"98112061.2
     -    Singapore           Recording N"9705183.3
     -    Japan               Recording N"9-500263

- Collet hereby further confirms that the foregoing transfer of property is intended to permit the Company, to alienate or pawn one or several patents and register every new patent incorporating improvements or enhancements to the subject matter of any of the foregoing patents and patent applications.

- Collet hereby further confirms that the foregoing transfer of property is intended to permit the Company, without limitation and on an exclusive, world wide and royalty-free basis to use and exploit the Patent Rights and the subject matter of the foregoing patents and patent applications.

- Collet further agrees, for the consideration described in Section 4 of this Agreement, that the Company shall have property and exclusive rights to use, without further compensation to Collet any and all patents, copyrights, trademarks, trade secrets, know how or other intellectual property that Collet invents or develops after the date of this Agreement which constitute (a) improvements or enhancements to any of the Patent Rights or to any of the subject matter of the foregoing patents and patent applications, or (b) derivative products, materials and processes which relate to the manufacuring or use or sale of passive luminesence technology or related materials.


     4.   CONSIDERATION

     (a) The Company already has paid Collet, and Collet hereby confirms receipt in 1993 of CHF 37'500.

     (b) The Company has agreement to pay Collet an additional US $ 160'000, and to issue and deliver to Collet 800'000 shares of the common stock of ADLU, payble as follows:

     - US $ 30'000, of which US $25,000 was received by Collet on or about December 29, 1998, and US $5000 was received on or about- February, 1999; and

     -    US $5000, upon the execution and delivery of this Agreement;and

     - US $ 125'000 payable from time to time after the completion by the Company (or its affiliate, ADLU) of its current round of equity financing.


     5    GOVERNING LAW

The present contract is subjected to the Swiss right and for the international agreements signed by this country, in intellectual property.

6.   JURISDICTION AND VENUE
---------------------------

In case of dispute, only the Courts of the canton of Geneva are competent, an appeal to the Swiss Federal Court being however reserved.


So made for Geneva in duplicate, March 31, 1999


          LUMITECH S.A.                               MR. JACQUES-CHARLES COLLET

Mr. Patrick Planche, President